Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-4436 and No. 33-48169) pertaining to the Questar Corporation Employee Investment Plan (formerly the Questar Corporation Employee Stock Purchase Plan) of our report dated March 10, 1998, with respect to the financial statements and schedules of the Questar Corporation Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

                                       /s/  Ernst & Young LLP
                                            Ernst & Young LLP

Salt Lake City, Utah
April 16, 1998